As filed with the Securities and Exchange Commission on February 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blue Apron Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4777373
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

28 Liberty Street
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

Linda F. Kozlowksi
President and Chief Executive Officer
Blue Apron Holdings, Inc.
28 Liberty Street
New York, New York 10005

(Name and address of agent for service)

(347) 719-4312

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	663,164 shares(2)	$3.83(3)	$ 2,539,918.12(3)	$329.68

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 663,164 additional shares of the Registrant’s Class A Common Stock available for issuance under the Registrant’s 2017 Equity Incentive Plan as a result of an annual increase.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon $3.83, the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on February 13, 2020.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2017 Equity Incentive Plan of Blue Apron Holdings, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:

•	Registration Statement on Form S-8, File No. 333-219030, filed on June 29, 2017;

•	Registration Statement on Form S-8, File No. 333-224659, filed on May 3, 2018; and

•	Registration Statement on Form S-8, File No. 333-231139, filed on April 30, 2019.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-38134) filed on August 6, 2019)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-38134) filed on July 5, 2017)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature page)

99.1	2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 (File No 333-218425) filed on June 19, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of February, 2020.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda F. Kozlowski
Linda F. Kozlowski
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Blue Apron Holdings, Inc., hereby severally constitute and appoint Linda F. Kozlowksi, Timothy S. Bensley and Meredith L. Deutsch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Blue Apron Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda F. Kozlowski	President, Chief Executive Officer and Director	February 18, 2020
Linda F. Kozlowski	(Principal Executive Officer)

/s/ Timothy S. Bensley	Chief Financial Officer and Treasurer	February 18, 2020
Timothy S. Bensley	(Principal Financial and Accounting Officer)

/s/ Julie M.B. Bradley	Director	February 18, 2020
Julie M.B. Bradley

/s/ Tracy Britt Cool	Director	February 18, 2020
Tracy Britt Cool

/s/ Gary R. Hirshberg	Director	February 18, 2020
Gary R. Hirshberg

/s/ Elizabeth Huebner	Director	February 18, 2020
Elizabeth Huebner

/s/ Brian P. Kelley	Director	February 18, 2020
Brian P. Kelley

/s/ Matthew B. Salzberg	Director and Chairman	February 18, 2020
Matthew B. Salzberg